                                                                    Exhibit 10.4

                     EMPLOYMENT AGREEMENT - MICHAEL K. BAACH
                     ---------------------------------------
                                  APRIL 1, 1998
                                  PAGE 1 OF 12

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made in Medina, Ohio and is entered into on this 8th day of April, 1998, and effective as of April 1, 1998, by and between Corrpro Companies, Inc., an Ohio corporation (the "Company"), and Michael K. Baach ("Executive").

                                   WITNESSETH:
         In consideration of the recitals, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the parties agree as follows:

         SECTION 1 - TERM AND DUTIES.

         (a) TERM. The Company shall employ Executive, subject to the provisions of this Agreement, for a three-year term effective April 1, 1998 and ending on March 31, 2001. This Agreement at all times may otherwise be terminated in accordance with the provisions of this Agreement.

         (b) SUBSEQUENT TERM. Executive and the Company may, but shall be under no obligation to, negotiate terms and conditions of any subsequent term of employment. In the event, however, that Executive remains in the employ of the Company after the term of this Agreement without the parties having entered into a new employment agreement or extending this Agreement, then 1) the terms of this Agreement shall not be applicable, 2) Executive shall be an employee-at-will subject to the benefits, programs, and policies of the Company then in effect, and 3) either party may terminate the employment relationship at any time with or without cause.

         (c) DUTIES. During his employment pursuant to this Agreement, Executive shall serve as Executive Vice President of Marketing and Sales of the Company, and shall be responsible for the duties attendant to such office. Executive shall report to the Chief Executive Officer (or such other officer as determined by the Chief Executive Officer), and shall be subject to the policies and procedures adopted by the Company from time to time. Executive agrees to serve as an officer or director of such of the Company's subsidiaries or affiliates as the Company may reasonably request.

         (d) CHANGES IN STATUS. The Company agrees that it will not, without Executive's consent, (i) assign to Executive duties materially inconsistent with or which materially diminish his current positions, authority, duties, responsibilities and status with the Company, or (ii) materially change his title as currently in effect, or (iii) require Executive to perform duties which would necessitate changing his present residence, or (iv) remove him from, or fail to re-elect him to, any of such positions, except in connection with the termination of his employment as provided for in this Agreement. Except as so limited, the powers and duties of Executive are to be more specifically determined and set by the Company from time to time.

                     EMPLOYMENT AGREEMENT - MICHAEL K. BAACH
                     ---------------------------------------
                                  APRIL 1, 1998
                                  PAGE 2 OF 12


         SECTION 2 - COMPENSATION AND BENEFITS.

         (a) BASE SALARY. During his employment pursuant to this Agreement, Executive shall receive an annual base salary of One Hundred Sixty-Five Thousand Dollars ($165,000) as compensation for his services to the Company (the "Base Compensation"), such compensation to be payable in regular installments in accordance with Company policy for salaried employees.

         (b) SALARY ADJUSTMENTS. Effective as of the first day of each fiscal year of the Company during Executive's employment pursuant to this Agreement, the Base Compensation shall be subject to review and a recommendation by the Chief Executive Officer of the Company to the Board of Directors (or its designated committee) and any adjustment shall be subject to the approval of the Board or its designated committee. In the event the Base Compensation is adjusted, such adjusted Base Compensation (adjusted either upward or downward) shall be payable to Executive under this Agreement for that fiscal year; provided that any downward adjustment shall be limited to ten percent (10%) of Base Compensation unless the Base Compensation of all Senior Level Executives (all persons with the title Vice President and above employed by the Company) of the Company are similarly affected by a reduction in excess of 10%.

         (c) VACATION. Executive shall be entitled to four weeks of paid vacation each year of this Agreement to be taken in accordance with Company policy then in effect.

         (d) ANNUAL BONUS PLAN. Executive shall be a participant in the Company's annual bonus plan subject to the attainment of performance objectives and other provisions of such plan as in effect each year of this Agreement.

         (e) BENEFIT PLANS. During his employment pursuant to this Agreement, subject to eligibility and applicable employee contributions, and except as otherwise expressly provided in this Agreement, Executive shall be entitled to participate on substantially the same terms as other Senior Level Executives in all employee benefit and executive benefit plans, pension plans, medical benefit plans, group life insurance plans, hospitalization plans, or other employee welfare plans that the Company may adopt from time to time during Executive's employment pursuant to this Agreement, and as such plans may be modified, amended, terminated, or replaced from time to time. In addition, Executive shall receive such other compensation as the Board of Directors of the Company (or a committee thereof designated by the Board) may from time to time determine to pay Executive whether in the form of bonuses, stock options, incentive compensation or otherwise.

         (f) FRINGE BENEFITS. During his employment pursuant to this Agreement, and except as otherwise provided in this Agreement, Executive shall be entitled to participate on substantially the same terms and conditions as other Senior Level Executives in all fringe benefits provided such personnel, such as sick pay and company car or car allowance.

                     EMPLOYMENT AGREEMENT - MICHAEL K. BAACH
                     ---------------------------------------
                                  APRIL 1, 1998
                                  PAGE 3 OF 12


         (g) EXPENSE REIMBURSEMENTS. The Company shall reimburse, in accordance with Company policy, Executive's ordinary and reasonable business expenses, including professional dues and expenses, incurred in furtherance of Executive's performance of Executive's duties under this Agreement.

         SECTION 3 - TIME COMMITMENT AND PERFORMANCE. Executive shall devote his best efforts and all of his business time, attention, and skill to the business and the operations of the Company and shall perform his duties and conduct himself at all times in a manner consistent with his appointment as Executive Vice President of Marketing and Sales of the Company; except, however, Executive may serve on corporate, civic, or charitable boards or committees and manage his personal investments and affairs provided such activities do not interfere with the performance of Executive's duties under this Agreement and provided Executive keeps the Chief Executive Officer reasonably informed of Executive's commitments.

         SECTION 4 - COMPETITIVE ACTIVITY. From the effective date of this Agreement and one (1) year following the later of (i) termination of Executive's employment with the Company, or (ii) termination of any consulting agreement which the parties may enter into immediately subsequent to termination of Executive's employment, Executive will not, directly or indirectly, either for himself or on behalf of any other corporation, partnership, person, group, or entity:

         (a) enter into any contract or agreement, or own, directly or indirectly, any interest in, or engage in or conduct in any manner or capacity (whether as shareholder, consultant, advisor, principal, agent, partner, officer, director, employee, or otherwise), any business competitive with any line of business then being conducted or planned to be conducted by the Company;

         (b) attempt to divert or take away, in any manner, the business or patronage of any customer or potential customer of the Company or otherwise take from or deprive the Company of any business opportunity;

         (c) attempt to hire or employ, whether as an employee, agent, independent contractor or otherwise, any employee of the Company; or

         (d) materially interfere, in any manner, with the business, trade, good will, sources of supply, or customers of the Company.

         For purposes of this Section 4, there shall be disregarded any interest of Executive arising solely from the ownership of less than a five percent (5%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or regularly traded in the over-the-counter market. Executive acknowledges and agrees that the restrictions contained in this
Section 4 are reasonable and necessary for the protection of the business interests of the Company and that such restrictions are not unduly burdensome in scope or duration.

         SECTION 5 - PROPRIETARY INFORMATION/INVENTIONS.

                     EMPLOYMENT AGREEMENT - MICHAEL K. BAACH
                     ---------------------------------------
                                  APRIL 1, 1998
                                  PAGE 4 OF 12

         (a) PROPRIETARY INFORMATION. During his employment pursuant to this Agreement and at any time thereafter, Executive shall not disclose, or cause to be disclosed in any manner, to any corporation, partnership, person, group, or entity (other than to Company employees or authorized representatives, or in the ordinary course of business consistent with Company policy regarding trade secrets) or otherwise use for any purpose other than the Company's business, any trade secrets or confidential or proprietary information of the Company, including, but not limited to, the following:

                           (a) the Company's customer or prospective customer lists;

                           (b) information concerning the Company's promotional, pricing, or marketing practices;

                           (c)      the Company's business records; and

                           (d) the Company's trade secrets and other confidential and proprietary information.

         Upon termination of employment under any circumstances, Executive or his estate or representatives, shall promptly return to the Company all property of the Company including any and all electronic devices and related data storage devices and shall destroy or erase any data which cannot be returned. This Section 5 shall survive the termination of this Agreement.

         (b) INVENTIONS. Executive will communicate to the Company promptly and fully and hereby assigns all of Executive's rights in all inventions or improvements made or conceived by Executive (alone or jointly with others) during Executive's employment and for a period of one year thereafter, which are along the lines of the business, work or investigations of the Company or which result from or are suggested by any work Executive may do for the Company. Executive agrees that any such invention or improvement, whether or not patentable, shall be and remain the sole and exclusive property of the Company. Executive agrees to keep and maintain adequate and current written records of all such inventions or improvements at all stages thereof, which records shall be and remain the property of the Company. Executive agrees to take such actions and execute such documents and instruments, including but not limited to patent applications, as the Company requests to vest or maintain title to such inventions or improvements in the Company or otherwise to carry out the intent of this agreement. There shall be excluded from the operation of this Agreement the Executive's inventions and improvements, patented and unpatented, which were made prior to Executive's employment by the Company, and which, if Executive has any such inventions, are listed on an attached exhibit.

         SECTION 6 - COMPENSATION DURING DISABILITY. Executive shall receive his Base Compensation (net of applicable withholdings) during the first ninety (90) business days of absence due

                     EMPLOYMENT AGREEMENT - MICHAEL K. BAACH
                     ---------------------------------------
                                  APRIL 1, 1998
                                  PAGE 5 OF 12

to Disability (as hereinafter defined). In the event of Executive's Disability and a determination by the Board of Directors that sufficient reasonable accommodations for the Disability cannot be made, the Company may terminate Executive's employment under this Agreement. If the Company terminates Executive's employment under this Agreement because of Executive's Disability, the Company shall pay to Executive the amounts, and provide to Executive the benefits, specified in Section 7 hereof. The amount of benefits to be paid by the Company to Executive under this Section 6 or under Section 7 shall be reduced by any amount paid or to be paid pursuant to Company sponsored disability plans. For purposes of this Agreement, "Disability" shall mean Executive"s inability, through physical or mental illness or accident or other cause, to perform his major and substantial duties on a full time basis as determined by a physician hired by the Board of Directors for this determination (the "Company Physician"). If the physician regularly attending Executive (the "Executive Physician") disagrees with the opinion of the Company Physician, the Company Physician and the Executive Physician shall choose a third consulting physician (the expense of which shall be borne by the Company), and the written opinion of the third consulting physician shall be conclusive as to such disability. In conjunction with this Section 6, Executive consents to such examination, to furnish any medical information requested by any examining physician, and to waive any applicable physician-patient privilege that may arise because of such examination. All physicians, except the Executive Physician, selected hereunder must be board-certified in the specialty most closely related to the nature of the disability alleged to exist.

         SECTION 7 - RESIGNATION DUE TO COMPANY FAILING TO HONOR ITS OBLIGATIONS AND TERMINATION WITHOUT GOOD CAUSE OR DUE TO DISABILITY.

         (a) GENERALLY. Executive may resign his employment and terminate this Agreement if the Company fails to honor its obligations, subject to the procedures as provided in this Section 7. The Company may terminate Executive's employment for any reason at any time upon 30 days notice to Executive, provided that the Company pay Executive the amounts as determined in this
                  Section 7. Anything to the contrary contained in this Agreement notwithstanding, (i) if the Company fails to honor any of its obligations under this Agreement, and if the Company does not cure the determined failure within thirty
                  (30) days after a determination of a failure in accordance with the procedures set forth below and if as a result Executive resigns his employment with the Company or (ii) the Company terminates Executive's employment with the Company under this Agreement without Good Cause (as defined in Section
                  8), or (iii) if Executive's employment terminates by reason of Disability as provided for in Section 6 hereof, Executive shall be entitled to receive and the Company shall pay to Executive the following:

                  (1) SALARY. Executive's Base Compensation earned through the date of resignation or termination and a lump sum payment for any unused vacation shall be paid on or before the next regularly scheduled pay-date after the effective date of the resignation or termination.

                  (2) SEVERANCE. Severance payments for a period of one year (two years if Executive is terminated by the Company without Good Cause within the period three

                     EMPLOYMENT AGREEMENT - MICHAEL K. BAACH
                     ---------------------------------------
                                  APRIL 1, 1998
                                  PAGE 6 OF 12

                           months before or twelve months after a Change in Control as defined in EXHIBIT A) shall be paid in consecutive periodic payments commencing on the first pay day in the month following such resignation or termination in the aggregate amount (net of any required withholdings and Disability payment offsets as provided in Section 6) equal to one year (two years if Executive is terminated by the Company without Good Cause within the period three months before or twelve months after a change in Control as defined in EXHIBIT A) of Executive's Base Compensation then in effect, provided that in the event of Executive's death prior to the receipt of all payments, any remaining payments shall cease to be made. During the period which severance is payable, the Company agrees to provide, through a group life insurance arrangement or individual life insurance policy or otherwise, life insurance with a death benefit at least equal to the remaining severance payments. Upon Executive's death during the severance period and prior to receipt of all severance payments, the death benefit shall be payable to Executive's designated beneficiary or, if none, to Executive's estate.

                  (3) BENEFITS. Following any resignation or termination for which a payment under Section 7(a)(2) is owing, Executive, or his spouse and eligible dependents in the event of Executive's death, shall continue to participate at the expense of the Company for a period of twelve (12) months following such resignation or termination in the same or comparable hospital, medical, accident, disability and life insurance benefits as Executive participated in immediately prior to resignation or termination of his employment unless by law, the terms of any insurance policy or the terms of the applicable benefit plans, continued coverage is not permitted. Executive and eligible dependents may continue coverage under such benefit plan for subsequent periods and subject to applicable premium contributions, to the extent permitted by law or by such plans. To the extent that during Executive's employment, any such benefits were part of a program of benefits for Senior Level Executives of the Company, generally, then any subsequent modification, substitution, or termination of any such benefits, generally, shall also apply to Executive and to the benefits available to Executive pursuant to this
                           Section 7(a)(3).

                  (4) EARLY CESSATION OF BENEFITS. All benefits (other than those with respect to which continuation is required by law) under Section 7(a)(3) above shall cease upon the death of Executive and his spouse.

                  (5) ANNUAL BONUS PLANS. An amount equal to a full year's participation in the annual bonus plan then in effect as provided for in Section 2 hereof shall be paid to Executive within the time period prescribed by such plan, (i.e. the Executive will be paid based upon actual results as if the Executive had been employed the full twelve months and had received the full twelve month Base Compensation). In addition, any payments due Executive under the incentive plans then in effect as provided for in Section 2 hereof (other than any annual bonus plans) in

                     EMPLOYMENT AGREEMENT - MICHAEL K. BAACH
                     ---------------------------------------
                                  APRIL 1, 1998
                                  PAGE 7 OF 12

                           accordance with the terms of such plans shall be paid to Executive within the time period prescribed by such plans.

         (b) PROCEDURES. For purposes of this Section 7, the following procedure shall be used to determine whether the Company has failed to honor any of its obligations under this Agreement;
                  (i) Executive shall submit a claim to the Company's Board of Directors specifically identifying the nature of the failure;
                  (ii) within thirty (30) days of receipt of such claim, the Board of Directors shall determine whether they agree with Executive that a failure has occurred and shall communicate, in writing, their determination to Executive; and (iii) if Executive disagrees with the determination of the Board of Directors, Executive, within ten (10) days of Executives's receipt of such determination, may submit the claim to arbitration in accordance with the provisions of Section 16 of this Agreement, and such determination shall be final and binding upon the Company and Executive.

         (c) SOLE REMEDY. The payments provided in this Section 7 shall represent the sole remedy for any claim Executive may have arising out of the Company's failure to honor its obligations and termination without Good Cause. The Company may condition payment of amounts due under this Section 7 (other than payments due to Disability) upon the receipt of a release and covenant not to sue in a form reasonably satisfactory to the Company.

         SECTION 8 - TERMINATION FOR GOOD CAUSE.

         (a) GENERALLY. The Company shall have the right to terminate Executive's employment with the Company under this Agreement for Good Cause. As used in this Agreement, the term "Good Cause" shall mean:

                  (1) personal dishonesty within the course of employment with the Company which evidences a want of integrity or is a breach of trust;

                  (2) persistent failure to abide by reasonable rules and regulations governing the transaction of business of the Company as the Company's Board of Directors may from time to time adopt or approve;

                  (3) persistent inattention to duties, or the commission of acts within employment with the Company amounting to gross negligence or willful misconduct.

                  (4) misappropriation of funds or property of the Company or committing any fraud against the Company or against any other person or entity in the course of employment with the Company;

                  (5) misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or

                     EMPLOYMENT AGREEMENT - MICHAEL K. BAACH
                     ---------------------------------------
                                  APRIL 1, 1998
                                  PAGE 8 OF 12

                           to the benefits of which the Company is entitled;

                  (6)      The conviction of a felony; or

                  (7) any material violation of the terms of this Agreement.

         (b) PROCEDURES. Executive's employment shall in no event be considered to have been terminated by the Company for Good Cause if such termination took place as the result of (i) bad judgment or negligence, or (ii) any act or omission reasonably believed in good faith to have been in or not opposed to the interest of the Company. Executive shall not be deemed to have been terminated for Good Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors (excluding Executive if a member of the Board) at a meeting of the Board (after reasonable notice to Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive was guilty of any of the conduct set forth above in clauses (a)-(c),(e) and (g) above. However, pending a final determination of the Board, the Board shall have the authority to place Executive on "leave of absence status", with or without pay in the sole discretion of the Board as determined by a majority of the Board.

         (c) FURTHER OBLIGATIONS. In the event that the Company shall terminate Executive's employment under this Agreement for Good Cause, the Company shall have no further obligation to Executive under this Agreement except to pay his Base Compensation and unused vacation earned through the date of termination, on or before the next regularly scheduled pay date after termination and to perform such other obligations as imposed by law.

         SECTION 9 - VOLUNTARY TERMINATION OTHER THAN SECTION 7. Executive may voluntarily terminate his employment with the Company under this Agreement, other than as provided in Section 7 hereof, upon not less than ninety (90) days prior written notice to the Company. In the event that Executive terminates his employment pursuant to this Section 9, the Company shall have no further obligation to Executive under this Agreement except to pay his Base Compensation and unused vacation earned through the date of resignation and to perform such other obligations as imposed by law.

         SECTION 10 - TERMINATION UPON DEATH. Executive's employment under this Agreement shall terminate upon the death of Executive. Upon such termination, Executive's designated beneficiary, or his personal representative shall receive the payments/benefits described below from the Company:

         (a) SALARY. Executive's unpaid Base Compensation earned through the date of termination and a lump sum payment for any unused vacation shall be paid on or before the next regularly scheduled pay date after termination.

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                     EMPLOYMENT AGREEMENT - MICHAEL K. BAACH
                     ---------------------------------------
                                  APRIL 1, 1998
                                  PAGE 9 OF 12


         (b) BONUS. An amount equal to a full year's participation in the annual bonus plan then in effect as provided for in Section 2(d) hereof shall be paid within the time period prescribed by such plan (i.e. the Executive will be paid based upon actual results as if the Executive had been employed the full twelve months and had received the full twelve month Base Compensation).

         (c) BENEFITS. Benefits will continue for Executive's spouse and eligible dependents in accordance with Company policy and as required by law.

         SECTION 11 - POST TERMINATION CONSULTING AND COOPERATION. For a period of six (6) months following the termination of Executive's employment under this Agreement, regardless of whether such termination is by Executive or by the Company or whether it is with or without Good Cause, Executive, at the sole discretion of the Company, shall provide the Company and its designated agents, advisors, and executives with such consultation as the Company may reasonably require up to a maximum of twenty (20) hours per week. However, Executive shall have no consulting obligation under this Section 11 if he resigns under circumstances, which entitle him to payments under Section 7 hereof. Company shall pay Executive an hourly rate of one hundred fifty dollars ($150.00) per hour and reimburse Executive for all reasonable expenses and out-of-pocket costs incurred in connection with fulfilling his obligations under this Section 11. The Company shall endeavor to schedule such consulting so that Executive's obligations under this Section 11 to assist Company shall not unreasonably interfere with Executive's business prospects or responsibilities to a new employer.

         SECTION 12 - BREACHES AND REMEDIES. Executive acknowledges and agrees that in the event that Executive violates the undertakings set forth in Section 4 or 5 hereof, other than in an immaterial fashion, in addition to any other rights or remedies to which it may be entitled under law or this Agreement, the Company shall, except as prohibited by applicable law, cease making any severance or other payments hereunder and shall be entitled to enforce the provisions of Section 4 or 5 by injunction or other equitable relief, without having to prove irreparable harm or inadequacy of money damages.

         SECTION 13 - SEVERABILITY. The provisions contained in this Agreement are severable and in the event any provision shall be held to be invalid, unenforceable or overbroad, in whole or in part, by a court of competent jurisdiction, the remainder of such provision and of this Agreement shall not be affected thereby and shall be given full force and effect.

         SECTION 14 - NOTICES. Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if made in writing delivered personally or if sent by registered or certified mail, return receipt requested.

         SECTION 15 - SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and to the benefit of Executive, his heirs and legal representatives, except that Executive's duties to perform future services are expressly agreed to be personal and not to be assignable or transferable.

                     EMPLOYMENT AGREEMENT - MICHAEL K. BAACH
                     ---------------------------------------
                                  APRIL 1, 1998
                                  PAGE 10 OF 12

         SECTION 16 - APPLICABLE LAW, ARBITRATION AND JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of Ohio. The parties agree that any dispute arising out of this employment relationship except for disputes arising under Sections 4 and 5 of this Agreement shall be settled by arbitration conducted in accordance with the rules of conciliation and arbitration of the American Arbitration Association, such arbitration to be conducted in Cleveland, Ohio, or at such other location as the parties may agree. Costs of such arbitration, including Executive's attorneys fees (to the extent such fees are reasonable), shall be borne by the Company. With respect to disputes arising under Sections 4 and 5 of this Agreement, Executive and the Company consent and submit themselves to the jurisdiction of the courts of the State of Ohio.

         SECTION 17 - AMENDMENT. This Agreement may be amended only by a written document signed by both parties.

         SECTION 18 - NO WAIVER. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

         SECTION 19 - HEADINGS. The headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

         SECTION 20 - PRIOR AGREEMENTS. This Agreement supersedes in all respects all prior agreements between the parties, whether written or oral, regarding the subject matter hereof, including, but not limited to, the employment agreement entered into between the parties effective April 1, 1997.

         SECTION 21 - RESTRICTIONS OF PAYMENTS OR PERFORMANCE. To the extent the Company is unable to make any of the payments or perform any of the obligations hereunder due to restrictions imposed by law, by the Company's Articles of Incorporation or Code of Regulations, or by loan agreements or other contracts to which the Company is or becomes party to, the Company agrees to take such reasonable steps as are necessary to remove such restrictions. In the event the Company is unable to remove such restrictions, Executive and the Company shall enter into negotiations to effect reasonable alternatives. The Company's obligations shall be suspended until such time as such restrictions are removed or such reasonable alternatives are effected.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                                     CORRPRO COMPANIES, INC.

                                            By:      ___________________________

                                            Its:     ___________________________
                                                              "COMPANY"


                                                     ---------------------------
                                                              Michael K. Baach

                     EMPLOYMENT AGREEMENT - MICHAEL K. BAACH
                     ---------------------------------------
                                  APRIL 1, 1998
                                  PAGE 11 OF 12


                                    EXHIBIT A
                                       TO
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                             CORRPRO COMPANIES, INC.
                                  AND EXECUTIVE

For purposes of Section 7(a) of the Agreement, "Change in Control" means and shall have occurred at any time during Executive's employment pursuant to this Agreement, and if any of the following shall occur:

         (i) The Company is merged, consolidated, or reorganized into or with another corporation or other Legal Person, and immediately after such merger, consolidation, or reorganization Voting Securities entitled to exercise a majority of the Voting Power of the surviving or resulting corporation or other Legal Person are not (A) Voting Securities of the Company outstanding immediately prior to such merger, consolidation or reorganization, or (B) securities received in exchange for such Voting Securities of the Company.

         (ii) Any person becomes the Beneficial Owner of Voting Securities representing twenty percent or more of the combined Voting Power of the Company. The change in control shall be deemed to have occurred no later than the date on which a report is filed on Schedule 13D or Schedule 14D-1 as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any Person has become the Beneficial Owner of Voting Securities representing twenty percent or more of the combined voting power of the Company.

         (iii) A "change in control" or possible "change in control" which would be required to be disclosed in response to an item in Form 8-K or Schedule 14A in connection with the filing of a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act, has or may have occurred or will or may occur in the future pursuant to any then existing contract or transaction. The change in control will be deemed to have occurred no later than the date on which the Company files such report or proxy statement with the Securities and exchange Commission disclosing the "change in control" or possible "change in control."

         (iv) During any consecutive six (6) month period commencing before or after the date of this Agreement, individuals who at the beginning of such six (6) month period constituted a majority of the Board of Directors of the Company cease serving on the Board; however, if a person ceases to serve as a director of the Company for any reason not related to the Company (as, for example, because of family reasons, or health reasons, or a lack or time), then such cessation shall not be considered as a "cessation" under this Exhibit A, and any replacement director shall, for purposes of this Exhibit A, be treated as the same person as the director who so ceased serving.

                     EMPLOYMENT AGREEMENT - MICHAEL K. BAACH
                     ---------------------------------------
                                  APRIL 1, 1998
                                  PAGE 12 OF 12


(b) Any reference in this Exhibit A to a section of the Exchange Act, a rule or regulation promulgated under the Exchange Act, or any schedule, form or report promulgated under the Exchange Act or any subdivision or item included in any of the foregoing, shall be deemed to refer to any successor, replacement or amended section, rule, regulation, schedule, form, report, subdivision, or item in effect at the time a determination is made. The following words and phrases when used in this Exhibit A, shall have the meanings indicated:

         (i)      PERSON shall have the meaning used in Section 12 (d)(3) or
                  Section 14(d)(2) of the Exchange Act, and shall also include all affiliates and associates of such Person as defined in Rule 12b-2 promulgated under the Exchange Act.

         (ii) LEGAL PERSON means any Person other than a natural person, including any entity which can acquire, hold and dispose of property in its own name, a fictitious name, or in the name of its owners or owners.

         (iii) BENEFICIAL OWNER shall have the meaning defined under Rule 13d-3 promulgated under the Exchange Act, but without the sixty (60) days limitation specified in paragraph (3)(1)(I) of said Rule.

         (iv) VOTING SECURITIES means any stock or securities entitling the holder to exercise Voting Power.

         (v) VOTING POWER means the right to vote in the election of directors or persons serving in a similar capacity with a corporation or other Legal Person, or if there is no board of directors or similar body, the right to vote to retain or dismiss the management or the Legal Person.